UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2026

Chaince Digital Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36896	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, Floor 41, New York, NY 10020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 678-9653

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value US$0.004 per share	CD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2026, Chaince Digital Holdings Inc. (the “Company”) entered into a Warrant Repurchase Cancellation and Release Agreement (the “Agreement”) with the holders of warrants issued in connection with the Company’s private placement on November 30, 2023 (the “Holders”).

Pursuant to the Agreement, the Company repurchased and permanently canceled all of the warrants held by the Holders for aggregate cash consideration of US$2.0 million. No ordinary shares were issued in the transaction, and none of the warrants had been exercised. The transaction closed on September 21, 2026. Following the cancellation, the Company has no warrants outstanding.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On September 24, 2026, the Company issued a press release announcing the repurchase and cancellation of the warrants. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

This report on Form 8-K is incorporated by reference into the Company’s Registration Statement on Form F-3 filed with the Securities and Exchange Commission on May 20, 2025 and last amended on June 26, 2025 (Registration No. 333-287428).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Warrant Repurchase Cancellation and Release Agreement
99.1	Press Release, dated September 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2026

CHAINCE DIGITAL HOLDINGS INC.

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	Chief Executive Officer